Exhibit 1.1

STAG INDUSTRIAL, INC.

Common Stock

(Par Value $0.01 Per Share)

EQUITY DISTRIBUTION AGREEMENT

Dated:  February 14, 2019

STAG Industrial, Inc.
(a Maryland corporation)

Common Stock

(Par Value $0.01 Per Share)

EQUITY DISTRIBUTION AGREEMENT

February 14, 2019

[•]

[•]

[•]

[•]

[•]

[•]

Ladies and Gentlemen:

STAG Industrial, Inc., a Maryland corporation (the “Company”), and STAG Industrial Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), each confirms its agreement (this “Agreement”) with [[•] (in its capacity as purchaser under any Forward Contract (as defined below), the “Forward Purchaser”) and [•] (in its capacity as agent for the Company and/or principal in connection with the offering and sale of any Issuance Securities (as defined below) hereunder, “Agent,” and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Securities (as defined below) hereunder, the “Forward Seller](1)”), as follows:

SECTION 1.  Description of Securities.

The Company may issue and sell, in the manner contemplated by this Agreement, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $600,000,000 (the “Maximum Amount”) upon the terms and subject to the conditions contained herein.  The issuance and sale of the Securities (as defined below) will be effected pursuant to the Registration Statement (as defined below) that was filed by the Company under the Securities Act of 1933, as amended (collectively with the rules and regulations thereunder, the “Securities Act”).

The Company has filed, in accordance with the provisions of the Securities Act, with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-229661), including a base prospectus dated February 13, 2019, relating to certain securities, including the Securities to be issued from time to time by the Company, which shelf registration statement became effective upon filing under Rule 462(e) of the Securities Act and which incorporates by reference documents that the Company has filed or

(1)  NTD: This clause to be revised for Agents who do not participate in the Forward.

will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).  The Company has prepared a prospectus supplement specifically relating to the Securities to the base prospectus included as part of such registration statement (the “Prospectus Supplement”).  The Company will furnish to the Agent or the Forward Seller, as applicable, for use by the Agent or the Forward Seller, as applicable, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities.  Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B under the Securities Act (the “Rule 430B Information”), is herein called the “Registration Statement.”  The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.”  Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.  For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

As used in this Agreement, the following terms have the respective meanings set forth below:

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period for any Forward, the number of Forward Hedge Securities that the Forward Seller has sold during such Forward Hedge Selling Period.

“Aggregate Forward Hedge Price” means, with respect to a period, the product of the Actual Sold Forward Amount during such period and the Forward Hedge Price during such period.

“Aggregate Sales Price” means, with respect to a period, the sum of the Sales Prices for all Issuance Securities or Forward Hedge Securities, as applicable, sold during such period.

“Applicable Time” means the time of each sale of any Securities pursuant to this Agreement.

“Capped Number” with respect to any Forward Contract has the meaning set forth in such Forward Contract.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the date this Agreement is terminated pursuant to Section 13.

“Forward” means the transaction resulting from each Placement Notice (as defined below) (as amended by the corresponding Acceptance (as defined below), if applicable) specifying that it relates to a “Forward” and requiring the Forward Seller to use commercially reasonable efforts to sell, as specified in such Placement Notice and subject to the terms and conditions of this Agreement and the applicable Forward Contract, the Forward Hedge Securities.

“Forward Contract” means, for each Forward, the contract evidencing such Forward between the Company and the Forward Purchaser, which shall be comprised of the Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in the Master Forward Confirmation) for such Forward.

“Forward Hedge Amount” means, for any Forward, the amount specified as such in the Placement Notice for such Forward (as amended by the corresponding Acceptance, if applicable), which amount shall be the target Aggregate Sales Price of the Forward Hedge Securities to be sold by the Forward Seller in respect of such Forward, subject to the terms and conditions of this Agreement.

“Forward Hedge Price” means, for any Forward Contract, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Forward Contract; and (y) the Volume-Weighted Hedge Price.

“Forward Hedge Securities” means all Common Stock borrowed by the Forward Purchaser (or its affiliate) and offered and sold by the Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement.  Where the context requires, the term “Forward Hedge Securities” as used herein shall include the definition of the same under the Alternative Distribution Agreements (as defined below).

“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the Volume-Weighted Hedge Price.

“Forward Hedge Selling Commission Rate” means, for any Forward Contract, a rate mutually agreed to between the Company and the Forward Seller and recorded in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), not to exceed 2%.

“Forward Hedge Selling Period” means, subject to Section 2(c) hereof, the period of one (1) to 20 consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward”) beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date and ending on the last such Trading Day or such earlier date on which the Forward Seller shall have completed the sale of Forward Hedge Securities in connection with the applicable Forward; provided that if, prior to the scheduled end of any Forward Hedge Selling Period (i) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (as each such term is defined in the Master Forward Confirmation) under, and pursuant to the provisions opposite the caption “Early Valuation” in Section 2 of the Master Forward Confirmation or (ii) a “Bankruptcy Termination Event” (as such term is defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall, upon the Forward Seller or the Forward Purchaser becoming aware of such occurrence, immediately terminate as of the first such occurrence.  Any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement pursuant to Section 9 or Section 13 hereof and as set forth in Sections 2(b) and 4 hereof.

“Forward Purchaser” has the meaning set forth in the introductory paragraph of this Agreement.  If a Forward Purchaser has not been identified in the introductory paragraph of this Agreement, the Company agrees that all provisions of this Agreement related to the Forward Purchaser are not applicable hereunder.

“Forward Seller” has the meaning set forth in the introductory paragraph of this Agreement.  If a Forward Seller has not been identified in the introductory paragraph of this Agreement, the Company agrees that all provisions of this Agreement related to the Forward Seller are not applicable hereunder.

“Issuance” means each occasion the Company elects to exercise its right to deliver a Placement Notice that does not involve a Forward and that specifies that it relates to an “Issuance” and requires the Agent to use commercially reasonable efforts to sell the Issuance Securities as specified in such Placement Notice, subject to the terms and conditions of this Agreement.

“Issuance Amount” means the maximum Aggregate Sales Price of the Issuance Securities to be sold by the Agent with respect to any Issuance as specified in the Placement Notice for such Issuance.

“Issuance Selling Period” means the period of one (1) to 20 consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to an “Issuance”) beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date.

“Issuance Securities” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement.  Where the context requires, the term “Issuance Securities” as used herein, shall include the definition of the same under the Alternative Distribution Agreements.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit H hereto, in each case in the form furnished (electronically or otherwise) to the Agent for use in connection with the offering of the Securities.

“Master Forward Confirmation” means the Master Confirmation for Issuer Share Forward Sale Transactions, dated as of the date hereof, by and among the Company, the Operating Partnership and the Forward Purchaser, including all provisions incorporated by reference therein.

“NYSE” means the New York Stock Exchange.

“Sales Price” means, for each Forward or each Issuance hereunder, the actual sale execution price of each Forward Hedge Security or Issuance Security, as the case may be, sold by the Agent or the Forward Seller on the NYSE hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale.  Where the context requires, the term “Sales Price” as used herein shall include the definition of the same under the Alternative Distribution Agreements.

“Securities” means Issuance Securities and Forward Hedge Securities, as applicable.  Where the context requires, the term “Securities” as used herein shall include the definition of the same under the Alternative Distribution Agreements.

“Selling Period” means any Forward Hedge Selling Period or any Issuance Selling Period.

“Settlement Date” means, unless the Company and the Agent shall otherwise agree, any Forward Hedge Settlement Date (as defined below) or any Issuance Settlement Date (as defined below), as applicable.

“Trading Day” means any day which is a trading day on the NYSE.

“Unwind Date” shall have the meaning set forth in the Master Forward Confirmation.

“Volume-Weighted Hedge Price” has the meaning set forth in the Master Forward Confirmation; provided that, for purposes of determining the Aggregate Forward Hedge Price payable to the Forward Purchaser in respect of a Trading Day on which the Forward Seller has made sales of Forward Hedge Securities hereunder pursuant to Sections 3(b) and 6(e), the Volume-Weighted Hedge Price shall be determined solely with respect to the Forward Hedge Securities sold by the Forward Seller on such Trading Day.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433 under the Securities Act, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Securities by the Agent or the Forward Seller outside of the United States.

The Company will contribute the Net Proceeds (as defined in Section 6(b)) from the sale of the Securities and any proceeds received under the Forward Contract from time to time pursuant to this Agreement to the Operating Partnership, and in exchange therefor, at each Issuance Settlement Date  and on each day the Company is required to deliver Common Stock under any Forward Contract, the Operating Partnership will issue to the Company a corresponding number of units of limited partnership interest in the Operating Partnership (“OP Units”) to the number of shares of Common Stock required to be delivered on such date.

The Agent has been appointed by the Company as its agent to sell the Issuance Securities and agrees to use commercially reasonable efforts to sell the Issuance Securities offered by the Company upon the terms and subject to the conditions contained herein.  The Forward Seller agrees with the Company and the Forward Purchaser to use commercially reasonable efforts to sell the Forward Hedge Securities to be borrowed by the Forward Purchaser (or its affiliate) upon the terms and subject to the conditions contained herein.  Notwithstanding any other provision of this Agreement, if a Forward Seller and Forward Purchaser have not been identified in the introductory paragraph of this Agreement and have not executed this Agreement, the Company agrees that all provisions of this Agreement related to the Forward Seller, the Forward Purchaser and Forwards are not applicable hereunder and no sales of Forward Hedge Securities shall take place pursuant to this Agreement.

The Company and the Operating Partnership have also entered into separate equity distribution agreements (collectively, the “Separate Distribution Agreements”), dated as of even date herewith, with [•], [•], [•], [•], [•], [•], [•], [•], [•], [•], [•], [•], [•] and [•] (and, as applicable, their respective affiliates) (each, in its capacity as agent and/or principal, forward seller and forward purchaser thereunder, a “Separate Agent”), for the issuance (in the case of the Issuance Securities) or borrowing (in the case of Forward Hedge Securities) and sale from time to time through the applicable Separate Agents on the terms set forth in the applicable Separate Distribution Agreements.  The Company and the Operating Partnership may also in the future enter into additional equity distribution agreements (if any, the “Additional Distribution Agreements” and together with the Separate Distribution Agreements, the “Alternative Distribution Agreements”) with one or more additional agents and/or principals, forward sellers and forward purchasers (if any, collectively in each such capacity, the “Additional Agents” and, together with the Separate Agents, the “Alternative Agents”).  The aggregate offering price of the Securities that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Amount.

SECTION 2.  Placements.

(a)           Upon the terms and subject to the conditions of this Agreement, on any Trading Day as provided in Section 2(c) hereof during the Commitment Period on which (i) the conditions set forth in Section 9 hereof have been satisfied and (ii) with respect to any Forward, no event described in clause (i) or clause (ii) of the proviso contained in the definition of Forward Hedge Selling Period shall have occurred, the Company may issue (in the case of an Issuance) and sell or cause to be sold the Securities hereunder (each, a “Placement”), by delivery of an email notice (or other method mutually agreed to in writing by the parties) to the Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum specify whether it relates to an “Issuance” or a “Forward” and include the maximum number of Securities to be sold (the “Placement Securities”), the Issuance Amount, the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one (1) day, any minimum price below which sales may not be made or a formula pursuant to which such minimum price shall be determined and, as applicable, certain specified terms of the Forward (a “Placement Notice”), a form of which containing such minimum sales parameters necessary with respect to Issuances and Forwards is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Agent or the Forward Seller and the Forward Purchaser, as applicable, set forth on Exhibit B, as such Exhibit B may be amended from time to time.

(b)           If the Agent or the Forward Seller and the Forward Purchaser, as applicable, wish to accept such proposed terms included in the Placement Notice (which they may decline to do for any reason in their sole discretion) or, following discussion with the Company, wish to accept amended terms, the Agent or the Forward Seller and the Forward Purchaser, as applicable, will, prior to 4:30 p.m. (New York City Time) on the business day following the business day on which such Placement Notice is delivered to the Agent or the Forward Seller and the Forward Purchaser, as applicable, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Agent or the Forward Seller and the Forward Purchaser, as applicable, set forth on Exhibit B setting forth an acceptance of terms in the Placement Notice or such amended or other terms that the Agent or the Forward Seller and the Forward Purchaser, as applicable, are willing to accept.  Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Agent or the Forward Seller and the Forward Purchaser, as applicable, until the Company delivers to the Agent or the Forward Seller and the Forward Purchaser, as applicable, an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Agent or the Forward Seller and the Forward Purchaser, as applicable, set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Agent’s or the Forward Seller’s and the Forward Purchaser’s, as applicable, acceptance of the terms of the Placement Notice or upon receipt by the Agent or the Forward Seller and the Forward Purchaser, as applicable, of the Acceptance, as the case may be, unless and until (i) the entire amount of the

Placement Securities has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of the prior paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice and such Placement Notice (as amended by the corresponding Acceptance, if applicable) has been accepted in accordance with the requirements set forth above, (iv) this Agreement has been terminated under the provisions of Sections 9 and 13 or (v) any party shall have suspended the sale of the Placement Securities in accordance with Section 4 below.  The termination of the effectiveness of a Placement Notice as set forth in the prior sentence shall not affect or impair any party’s obligations with respect to any Securities sold hereunder prior to such termination or any Securities sold under any Alternative Distribution Agreement (including, in the case of any Forward Hedge Securities, the obligation to enter into the resulting Forward Contract). It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Agent and either (i) the Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein.  It is expressly acknowledged and agreed that the Company, the Forward Seller and the Forward Purchaser will have no obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Forward Seller and the Forward Purchaser and either (i) the Forward Seller and the Forward Purchaser accept the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), this Agreement and the Master Forward Confirmation.  In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

(c)           No Placement Notice may be delivered hereunder other than on a Trading Day during the Commitment Period; no Placement Notice may be delivered hereunder if the Selling Period specified therein may overlap in whole or in part with any Selling Period specified in a Placement Notice (as amended by the corresponding Acceptance, if applicable) delivered hereunder or under any Alternative Distribution Agreement unless the Securities to be sold under all such previously delivered Placement Notices have all been sold; no Placement Notice may be delivered hereunder or under any Alternative Distribution Agreement if any Selling Period specified therein may overlap in whole or in part with any Unwind Date under any Forward Contract entered into between the Company and the Forward Purchaser or any Alternative Agent; and no Placement Notice specifying that it relates to a “Forward” may be delivered if either (i) an ex-dividend date or ex-date, as applicable, for any dividend or distribution payable by the Company on the Common Stock is scheduled to occur during the period from, and including, the first scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period or (ii) such Placement Notice, together with all prior Placement Notices (as amended by the corresponding Acceptance, if applicable) delivered by the Company relating to a “Forward” hereunder and under any Alternative Distribution Agreements, would result in the sum of the number of shares of Common Stock issued under all Forward Contracts (whether with a Forward Purchaser or any Alternative Agent) that have settled, plus the Capped Numbers under all Forward Contracts then outstanding or to be entered into between the Company and the Forward Purchaser and any Forward Contracts then outstanding between the Company and any Alternative Agent exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement.

(d)           Notwithstanding any other provision of this Agreement, any notice required to be delivered by the Company or by an Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) pursuant to this Section 2 may be delivered by telephone (confirmed promptly by facsimile or email addressed to all of the individuals from the Company and the Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) set forth on Exhibit B, which confirmation will be promptly acknowledged by the receiving party) or other method mutually agreed to in writing by the parties.  For the avoidance of doubt, notices delivered by telephone shall originate from any of the individuals from the Company or the Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) set forth on Exhibit B.

SECTION 3.  Sale of Securities.

(a)           Subject to the provisions of Sections 2(b) and 6(a), upon the delivery of a Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to an “Issuance,” the Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Securities at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable).  The Agent will provide written confirmation by email to all of the individuals from the Company set forth on Exhibit C (as such Exhibit C may be amended from time to time) no later than the opening of the Trading Day immediately following each Trading Day on which it has made sales of Issuance Securities hereunder setting forth the number of Issuance Securities sold on such day, the corresponding Aggregate Sales Price, the compensation payable by the Company to the Agent pursuant to this Section 3(a) with respect to such sales, and the Net Proceeds payable to the Company, with an itemization of the amounts set forth in Section 6(b) used to determine the amount of the Net Proceeds from the Gross Proceeds (as defined in Section 6(b)) that the Agent receives from such sales.  The amount of any commission, discount or other compensation to be paid by the Company to the Agent, when the Agent is acting as agent, in connection with the sale of the Issuance Securities shall be determined in accordance with the terms set forth in Exhibit D. The amount of any commission, discount or other compensation to be paid by the Company to the Agent, when the Agent is acting as principal, in connection with the sale of the Issuance Securities shall be as separately agreed among the parties hereto at the time of any such sales.

(b)           Subject to the provisions of Sections 2(b), 6(d) and the Master Forward Confirmation, upon the delivery of a Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward,” the Forward Purchaser (or its affiliate) will use commercially reasonable efforts to borrow, offer and sell Forward Hedge Securities through the Forward Seller to hedge the Forward, and the Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such

Forward Hedge Securities at market prevailing prices up to the Forward Hedge Amount specified in such Placement Notice (as amended by the corresponding Acceptance, if applicable), and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable).  The Forward Seller will provide written confirmation by email to all of the individuals from the Company set forth on Exhibit C (as such Exhibit C may be amended from time to time) and to the Forward Purchaser no later than the opening of the Trading Day immediately following each Trading Day on which it has made sales of Forward Hedge Securities hereunder setting forth the number of Forward Hedge Securities sold on such day, the Forward Hedge Selling Commission in respect of such Forward Hedge Securities, the corresponding Aggregate Sales Price and the Aggregate Forward Hedge Price payable to the Forward Purchaser in respect thereof.

(c)           No later than the opening of the Trading Day immediately following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, no later than the opening of the Trading Day immediately following the date on which any Forward Hedge Selling Period is suspended or terminated pursuant to Section 4 or the Forward Contract or this Agreement is terminated pursuant to Section 9 or Section 13 hereof), the Forward Purchaser shall execute and deliver to the Company a “Supplemental Confirmation” in respect of the Forward for such Forward Hedge Selling Period, which “Supplemental Confirmation” shall set forth the “Trade Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Number of Shares” for such Forward (which shall be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Maturity Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date that follows the last Trading Day of such Forward Hedge Selling Period by the number of days or months set forth opposite the caption “Term” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward, which number of days or months shall in no event be less than three (3) months nor more than two (2) years), the “Initial Forward Price” for such Forward, the “Spread” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Volume-Weighted Hedge Price” for such Forward, the “Threshold Price” for such Forward, the “Initial Stock Loan Rate” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Maximum Stock Loan Rate” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Threshold Number of Shares” for such Forward, the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward) and the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward) and the “Regular Dividend Amounts” for such Forward (which shall be each of the amount(s) set forth below the caption “Regular Dividend Amounts” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward).

(d)           Notwithstanding anything herein to the contrary, the Forward Purchaser’s obligation to use its commercially reasonable efforts to borrow all or any portion of the Forward Hedge Securities (and the Forward Seller’s obligation to use its commercially reasonable efforts to sell such portion of the Forward Hedge Securities) for any Forward hereunder shall be subject in all respects to the last paragraph of Section 3 of the Master Forward Confirmation.

(e)           The Securities may be offered and sold by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker, or subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), by any other method permitted by law, including but not limited to, privately negotiated transactions, which may include block trades.

SECTION 4.  Suspension of Sales.

The Company, the Agent or the Forward Seller or the Forward Purchaser may, upon notice to the other parties in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Securities, and the applicable Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair any party’s obligations with respect to any Securities sold hereunder prior to the receipt of such notice or any Securities sold under any Alternative Distribution Agreement (including, in the case of any Forward Hedge Securities, the obligation to enter into the resulting Forward Contract).  The Company agrees that no such notice under this Section 4 shall be effective against the Agent, the Forward Seller or the Forward Purchaser unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.  Each of the Agent, the Forward Seller and the Forward Purchaser agrees that no such notice shall be effective against the Company unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time; provided that the failure by Agent, the Forward Seller or the Forward Purchaser to deliver such notice shall in no way effect such party’s right to suspend the sale of Securities hereunder.

SECTION 5.  Representations and Warranties.

(a)           Representations and Warranties by the Company and the Operating Partnership.  Each of the Company and the Operating Partnership jointly and severally represents and warrants to the Agent, the Forward Seller and the Forward Purchaser as of the date hereof and as of each Representation Date (as defined in Section 7(n)) on which a certificate is required to be delivered pursuant to Section 7(n) of this Agreement, as of each Applicable Time, as of the date each Placement Notice is effective and as of each Settlement Date, and agrees with the Agent, the Forward Seller and the Forward Purchaser, as follows:

(i)            Status as a Well-Known Seasoned Issuer.  (A) At the time of filing the Registration Statement on February 13, 2019, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act (“Rule 405”), and was not and is not an “ineligible issuer” as defined in Rule 405.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.”  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form.  The Company has paid, or if the Prospectus Supplement has not yet been filed with the Commission will pay, the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

(ii)           Registration Statement and Prospectuses.  The Registration Statement became effective upon filing under Rule 462(e) under the Securities Act on February 13, 2019, and any post-effective amendment thereto also became effective upon filing under Rule 462(e) under the Securities Act.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge (without further inquiry), contemplated.  The Company has complied with each request (if any) from the Commission for additional information with respect to the Registration Statement.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, at each deemed effective date with respect to the Agent and the Forward Seller pursuant to Rule 430B(f)(2) under the Securities Act and as of each Settlement Date, complied and will comply in all material respects at the time it became effective with the requirements of the Securities Act.  The Prospectus complied in all material respects at the time it was filed with the Securities Act.  The Prospectus delivered to the Agent and the Forward Seller for use in connection with the transactions contemplated by this Agreement and the Master Forward Confirmation was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act.

(iii)          Accurate Disclosure.  Neither the Registration Statement nor any amendment thereto, at the times they became effective, at each deemed effective date with respect to the Agent and the Forward Seller pursuant to Rule 430B(f)(2) under the Securities Act, at each Applicable Time and at each Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Prospectus (nor any one or more Issuer Free Writing Prospectuses when considered together with the Prospectus) nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of filing with the Commission pursuant to Rule 424(b) under the Securities Act, at each Applicable Time or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the Prospectus or such Issuer Free Writing Prospectus when considered together with the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto (including any prospectus wrapper)), made in reliance upon and in conformity with written information furnished to the Company by the Agent, the Forward Seller or the Forward Purchaser expressly for use therein, it being understood and agreed that, as of the date hereof, the name of the Agent, the Forward Seller and the Forward Purchaser in the Registration Statement and the Prospectus constitute the only information furnished in writing by or on behalf of the Agent, the Forward Seller or the Forward Purchaser for use in the Registration Statement and the Prospectus (collectively, the “Counterparty Information”). In the event that, at a later date, the parties hereto agree in writing that any additional information shall constitute Counterparty Information, such information shall automatically be incorporated into Section 5(a)(iii) of this Agreement as Counterparty Information.

(iv)          Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus including any document incorporated or deemed incorporated by reference therein.

(v)           Company Not Ineligible Issuer.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an ineligible issuer.

(vi)          Independent Accountants.  The accountants who certified the financial statements and supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement are independent public accountants as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (“PCAOB”).

(vii)         Financial Statements; Non-GAAP Financial Measures.  The financial statements included or incorporated by reference in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, together with the related schedules and notes, present fairly in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as noted therein.  The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein.  Any selected financial data and summary financial information included or incorporated by reference in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.  The financial statements, including any statement of revenues and certain expenses, of the businesses or properties acquired or proposed to be acquired, if any, included in, or incorporated by reference into, the Registration Statement or the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis, except as noted therein, and otherwise have been prepared in all material respects in accordance with the applicable financial statement requirements of Rule 3-05 or Rule 3-14 of Regulation S-X with respect to real estate operations acquired or to be acquired.  In addition, any pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus present fairly in all material respects the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  No other financial statements or supporting schedules of the Company or any of its subsidiaries are required to be included or incorporated by reference in the Registration Statement or the Prospectus under the Securities Act.  All disclosures contained in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, if any, fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(viii)        No Material Adverse Change in Business.  Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (including all of the properties of the Company and its subsidiaries), whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to such entities considered as one enterprise or incurred any liability or obligation, direct or contingent, that is material to such entities considered as one enterprise and (C) except for regular monthly or quarterly dividends on the Common Stock, the Company’s 6.875% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share, and distributions on the OP Units and LTIP units of the Operating Partnership, in each case in amounts per share or unit that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of the capital stock or other equity interest of such entities.

(ix)          Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus and to enter into and perform its obligations under this Agreement, the Master Forward Confirmation and any “Supplemental Confirmation” and, as the sole member of the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement and the Master Forward Confirmation; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(x)           Good Standing of the Operating Partnership.  The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has partnership power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus and to enter into and perform its obligations under this Agreement and the Master Forward Confirmation; and the Operating Partnership is duly qualified as a foreign partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.  The Company is the sole member of the sole general partner of the Operating Partnership.  The aggregate percentage interests of the Company and the limited partners in the Operating Partnership are set forth in the Registration Statement and the Prospectus.  The Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of April 20, 2011, as amended by the First Amendment thereto, dated as of November 2, 2011, the Second Amendment thereto, dated as of April 16, 2013, and the Third Amendment thereto, dated as of March 17, 2016, is in full force and effect.

(xi)          Good Standing of Subsidiaries.  Each subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, except where the failure to be in good standing would not result in a Material Adverse Effect, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus.  Each subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.  All of the issued and outstanding capital stock or other ownership interests of each subsidiary has been duly authorized and validly issued, is (as applicable) fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, other than (A) as described in the Registration Statement and the Prospectus, (B) any security interest, mortgage, pledge, lien, encumbrance, claim or equity in connection with indebtedness described in the Registration Statement and the Prospectus and (C) any security interest, mortgage, pledge, lien, encumbrance, claim or equity that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  None of the outstanding shares of capital stock or other ownership interests of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.  As of the date hereof, the Company does not own or control, directly or indirectly, any corporation, association or other entity that is or will be a “significant subsidiary” (within the meaning of Rule 1-02(w) of Regulation S-X) other than the entities listed on Exhibit I hereto.  For the purposes of this Agreement, “subsidiary” means each direct and indirect subsidiary of the Company, including, without limitation, the Operating Partnership.

(xii)         Capitalization.  The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement and the Prospectus (except for subsequent issuances, if any, pursuant to (A) this Agreement or the Alternative Distribution Agreements, the Master Forward Confirmation and any “Supplemental Confirmation” under the Master Forward Confirmation, as applicable, (B) reservations, agreements, employee benefit plans or dividend reinvestment or stock purchase plans referred to in the Registration Statement and the Prospectus or any Permitted Free Writing Prospectus (as defined in Section 19), (C) the exercise, redemption, or exchange of convertible or exchangeable securities, options or warrants referred to in the Registration Statement and the Prospectus or any Permitted Free Writing Prospectus, including OP Units or LTIP units in the Operating Partnership or (D) unregistered issuances not required to be disclosed pursuant to the Exchange Act, the Securities Act or any regulation promulgated thereunder).  The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.  None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.  The issued and outstanding OP Units have been duly authorized for issuance by the Operating Partnership to the Company and are validly issued and fully paid.  The issuance of such OP Units was exempt from registration or qualification under the Securities Act and applicable state securities laws.  None of such OP Units were issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership or any other person or entity.  The OP Units to be issued by the Operating Partnership to the Company in connection with the contribution of the net proceeds from the issuance and sale of the Securities from time to time pursuant to this Agreement, the Master Forward Confirmation and any Supplemental Confirmation, to the Operating Partnership will be duly authorized for issuance by the Operating Partnership to the holders thereof and will be validly issued and fully paid.  The issuance of such OP Units will be exempt from registration or qualification under the Securities Act and applicable state securities laws.  None of such OP Units to be issued will be in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership or any other person or entity.  Except as set forth in the Registration Statement and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for shares of the Company’s or its subsidiaries’ capital stock, including OP Units or other ownership interests of the Operating Partnership.

(xiii)        Authorization of Agreements.  Each of this Agreement and the Master Forward Confirmation has been duly authorized, executed and delivered by the Company and the Operating Partnership.  Any “Supplemental Confirmation” will be duly authorized, executed and delivered by the Company.

(xiv)        Authorization and Description of Securities.  The Securities and the shares of Common Stock to be issued in connection with any Forward Contract have been duly authorized for issuance and sale pursuant to this Agreement and, in the case of any Forward, the Forward Contract and, when issued and delivered by the Company pursuant to this Agreement, and, in the case of any Forward, the related Forward Contract, against payment of the consideration set forth herein or therein (which may include net share settlement), will be validly issued and fully paid and non-assessable; and the issuance of the Securities and the shares of Common Stock to be issued in connection with any Forward Contract is not or will not be, as applicable, subject to the preemptive, resale rights, rights of first refusal or other similar rights of any securityholder of the Company.  The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.  No holder of Common Stock will be subject to personal liability solely by reason of being such a holder.  The form of certificate used to evidence the Securities and the shares of Common Stock to be issued in connection with any Forward Contract will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

(xv)         Registration Rights.  There are no persons with registration rights or other similar rights to have any securities registered for sale in connection with the issuance and sale of the Securities.

(xvi)        Absence of Violations, Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational documents, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect.  The execution, delivery and performance of each of this Agreement and the Master Forward Confirmation by the Company and the Operating Partnership, and the execution, delivery and performance of each “Supplemental Confirmation” under the Master Forward Confirmation by the Company, and in each case their consummation of the transactions contemplated herein and therein and in the Registration Statement and the Prospectus (including the Company’s issuance and sale of the Securities from time to time pursuant to this Agreement or the Alternative Distribution Agreements and the Master Forward Confirmation and each “Supplemental Confirmation” under the Master Forward Confirmation, as applicable, and its use of the net proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) have been duly authorized by all necessary corporate or other action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity (except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect) or the provisions of the charter, by-laws or similar organizational documents of the Company or any of its subsidiaries.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvii)       Absence of Labor Dispute.  Except as disclosed in the Registration Statement and the Prospectus, no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xviii)      Employee Benefits.  (A) The Company and each of its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); (B) no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of its subsidiaries or ERISA Affiliates would have any liability; (C) the Company and each of its subsidiaries or their ERISA Affiliates have not incurred and do not reasonably expect to incur liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan”; and (D) each “employee benefit plan” for which the Company and each of its subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”) is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; except, in the cases of (A), (B) and (C), as would not reasonably be expected to have a Material Adverse Effect.  “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA of which the Company or such subsidiary is a member.

(xix)        Absence of Proceedings.  Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which is required to be disclosed in the Registration Statement, or which would reasonably be expected to result in a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Alternative Distribution Agreements, the Master Forward Confirmation, any “Supplemental Confirmation” under the Master Forward Confirmation or the performance by the Company and its subsidiaries of their obligations hereunder or thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xx)         Accuracy of Descriptions.  The statements in the Registration Statement and the Prospectus under the headings “Description of Capital Stock,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” and “Material Federal Income Tax Considerations” insofar as such statements summarize legal matters, agreements, documents, proceedings or affiliate transactions discussed therein, are accurate and fair summaries of such legal matters, agreements, documents, proceedings or affiliate transactions in all material respects.

(xxi)        Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement or to be filed as exhibits thereto which have not been so described and filed as required.

(xxii)       Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company or any subsidiary of its obligations under this Agreement or the Master Forward Confirmation, as supplemented by each “Supplemental Confirmation,” in connection with its offering, issuance or sale of the Securities hereunder or thereunder or its consummation of the transactions contemplated by this Agreement and the Master Forward Confirmation, as supplemented by each “Supplemental Confirmation” thereunder, except such as have been already obtained or as may be required under the Securities Act, the rules of the NYSE, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxiii)      Possession of Licenses and Permits.  The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental

Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect.  The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect.  Neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxiv)     Title to Personal Property.  Except as disclosed in the Registration Statement and the Prospectus, the Company and its subsidiaries have good and marketable title to, or have valid and marketable rights to lease or otherwise use, all items of personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (A) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (B) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xxv)      Property.  (A) Except as disclosed in the Registration Statement and the Prospectus, the Company and its subsidiaries have good and marketable fee simple title (or in the case of ground leases, a valid leasehold interest) to all real property owned by them and the improvements (exclusive of improvements owned by tenants or by landlords, if applicable) located thereon, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Registration Statement and the Prospectus, (ii) will not, singly or in the aggregate, materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company or any of its subsidiaries or (iii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (B) except as otherwise set forth in or described in the Registration Statement and the Prospectus and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all of the leases and subleases of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries hold properties described in the Registration Statement and the Prospectus, are in full force and effect and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease; (C) except as otherwise set forth in or described in the Registration Statement and the Prospectus and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the mortgages and deeds of trust encumbering the properties of the Company and its subsidiaries are not convertible into debt or equity securities of the entity owning such property or of the Company or any of its subsidiaries, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company or its subsidiaries; (D) none of the Company or any of its subsidiaries has received from any Governmental Entities any written notice of any condemnation of or zoning change affecting the properties of the Company and its subsidiaries or any part thereof, and none of the Company or any of its subsidiaries knows of any condemnation or zoning change affecting the properties of the Company and its subsidiaries which is threatened and, in each case, which if consummated would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (E) each of the properties of the Company and its subsidiaries complies with all applicable codes, ordinances, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the properties), except for failures to the extent disclosed in the Registration Statement and the Prospectus and except for such failures to comply that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; (F) neither the Company nor any subsidiary has received written notice of proposed material special assessment or any proposed change in any property tax, zoning or land use law or availability of water affecting any property that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and (G) to the knowledge of the Company and its subsidiaries, except as set forth in or described in the Registration Statement and the Prospectus or reflected in the pro forma financial statements, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default, by any tenant under any of the terms and provisions of the leases.

(xxvi)     Title Insurance.  Title insurance in favor of the Company, the Operating Partnership and the subsidiaries has been obtained with respect to each property owned by any such entity, except where the failure to maintain such title insurance would not have a Material Adverse Effect.

(xxvii)    Mortgages; Deeds of Trust.  The Company has provided to the Agent, the Forward Seller and the Forward Purchaser true and complete copies of all credit agreements, mortgages, deeds of trust, guaranties, side letters, and other documents evidencing, securing or otherwise relating to any secured or unsecured indebtedness of the Company or any of its subsidiaries (collectively, the “Loan Documents”), and none of the Company and its subsidiaries that is party to any of the Loan Documents is in default thereunder, nor has an event occurred which with the passage of time or the giving of notice, or both, would become a default by any of them under any of the Loan Documents, except as otherwise set forth in the Registration Statement and the Prospectus, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxviii)   Environmental Laws.  Except as described in the Registration Statement and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials, mold or any hazardous materials as defined by or regulated under any Environmental Laws, as defined below (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.  Except as otherwise set forth in the Registration Statement and the Prospectus, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company and the Operating Partnership, there have been no and are no: (A) aboveground or underground storage tanks; (B) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment; (C) asbestos or asbestos containing materials; (D) lead based paints; (E) mold or other airborne contaminants; or (F) dry-cleaning facilities in, on, under, or about any property owned, directly or indirectly by the Company or its subsidiaries.

In the ordinary course of their business, upon the acquisition of a new property, the Company and its subsidiaries review the effect of Environmental Laws on such acquisition property, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of the property or compliance with Environmental Laws, or any permit, license or approval related to Environmental Laws, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Company and its subsidiaries have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in the Registration Statement and the Prospectus.

(xxix)     Accounting Controls and Disclosure Controls.  The Company and each of its consolidated subsidiaries maintain internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Registration Statement and the Prospectus, the Company’s internal control over financial reporting and disclosure controls and procedures are effective at a reasonable assurance level to perform the functions for which they were designed and established.  Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and

(B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxx)      Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, including Section 402 relating to loans and Sections 302 and 906 related to certifications.

(xxxi)     Federal Tax Status.  Commencing with its taxable year ended December 31, 2011, the Company has been organized, owned and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code.  The organization, ownership and method of operation of the Company as described in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code for the Company’s taxable years ending December 31, 2019 and thereafter.  The Company has qualified as a REIT under the Code for the Company’s taxable year ended December 31, 2018 and intends to so qualify thereafter, and the Company does not know of any event that would reasonably be expected to cause the Company to fail to qualify as a REIT under the Code during any such time.  All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization, ownership and method of operation set forth in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus are true, correct and complete in all material respects.  The Operating Partnership has been, is and will be treated as a partnership within the meaning of Sections 7701(a)(2) and 761(a) of the Code and not as a publicly traded partnership taxable as a corporation under Section 7704 of the Code.

(xxxii)    Payment of Taxes.  The Company and its current (and, with respect to (A) and (B), former) subsidiaries (A) have paid all material federal, state, local and non-U.S. taxes (whether imposed directly, through withholding or otherwise and including any interest, additions to tax or penalties applicable thereto) required to be paid through the date hereof, other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the applicable entity, (B) have timely filed all material tax returns or extensions thereof required to be filed through the date hereof, and all such tax returns are correct and complete in all material respects and (C) have established adequate reserves for all material taxes that have accrued but are not yet due and payable.  The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.  No tax deficiency has been asserted against the Company or any of its current or former subsidiaries, nor does any such entity know of any tax deficiency that is likely to be asserted and, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect.

(xxxiii)   Transfer Taxes.  Except as disclosed in the Registration Statement and the Prospectus, there are no transfer taxes or other similar fees or charges under federal law or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities and the shares of Common Stock to be issued in connection with any Forward Contract from time to time as contemplated by this Agreement, the Master Forward Confirmation and each “Supplemental Confirmation” under the Master Forward Confirmation, as applicable.

(xxxiv)   Possession of Intellectual Property.  The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated or proposed to be operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxxv)    Insurance.  The Company and its subsidiaries carry or are entitled to the benefits of insurance (including environmental insurance), with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business and in such amounts as is commercially reasonable for the value of the properties owned, in the aggregate, by the Company and its subsidiaries, and all such insurance is in full force and effect.  Neither the Company nor the Operating Partnership has any reason to believe that it or any subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(xxxvi)   Investment Company Act.  Neither the Company, the Operating Partnership nor any subsidiary is required, or upon the issuance and sale of the Securities from time to time as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus and the consummation of the transactions contemplated by the Master Forward Confirmation and each “Supplemental Confirmation” under the Master Forward Confirmation will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxxvii)  Actively Traded Security.  The shares of Common Stock are “actively traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(xxxviii) Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.

(xxxix)   Foreign Corrupt Practices Act.  None of the Company, any of its subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of such entity is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA, and the Company has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance by the Company and its subsidiaries therewith.

(xl)          Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xli)         No Conflict with OFAC Laws.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representatives of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the net proceeds of the sale of the Securities, or lend, contribute or otherwise make available such net proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xlii)        Distribution of Offering Material.  The Company and its subsidiaries have not distributed and will not distribute any offering material in connection with the offering or sale of the Securities to be sold hereunder by the Agent as principal or agent for the Company or by the

Forward Seller, other than the Prospectus or any Permitted Free Writing Prospectus  reviewed and consented to by the Agent.

(xliii)       Restrictions on Distributions.  No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any distributions to the Company or the Operating Partnership, from making any other distribution on such subsidiary’s equity interests or from repaying to the Company any loans or advances to such subsidiary from the Company, except as described in or contemplated by the Registration Statement and the Prospectus.

(xliv)       No Finder’s Fee.  Except for the compensation payable by the Company to the Agent in connection with the offering of the Securities from time to time contemplated herein or as otherwise disclosed in the Prospectus, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Securities contemplated hereby.

(xlv)        Listing on NYSE.  As of each Settlement Date, the Securities to be sold by the Company from time to time hereunder and the shares of Common Stock to be issued in connection with any Forward Contract will be duly listed and admitted and authorized for trading on the NYSE, subject only to official notice of issuance.

(xlvi)       Absence of Certain Relationships.  No relationship, direct or indirect, exists between or among the Company or its subsidiaries, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, which is required to be described in the Registration Statement or the Prospectus which is not so described.  The Company has not, directly or indirectly, including through any subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any executive officer of the Company or the Operating Partnership, or to or for any family member or affiliate of any director or executive officer of the Company or the Operating Partnership.

(xlvii)      No Integration.  Neither the Company nor the Operating Partnership has sold or issued any securities that would be integrated with the offering of Securities pursuant to the Securities Act or the interpretations thereof by the Commission.

(xlviii)     Lending Relationship.  Except as disclosed in the Registration Statement and the Prospectus, the Company (A) does not have any material lending or other relationship with any bank or lending affiliate of the Agent, the Forward Seller or the Forward Purchaser and (B) does not intend to use any of the net proceeds received by it from the sale of the Securities to repay any outstanding debt owed to any affiliate of the Agent, the Forward Seller or the Forward Purchaser.

(xlix)       Statistical and Market-Related Data.  Any statistical and market-related data included in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and, to the knowledge of the Company, such data are accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(l)            Cybersecurity.  With such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (A) there has been no security breach, attack or other compromise of or relating to the Company’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data of their respective tenants, employees, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”); and (B) neither the Company nor any of its subsidiaries has been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach, attack or other compromise to their IT Systems and Data.

(b)           Certificates.  Any certificate signed by any officer of the Company and delivered to the Agent, the Forward Seller and the Forward Purchaser, counsel for the Agent or counsel for the Forward Seller and the Forward Purchaser shall be deemed a representation and warranty by the Company and the Operating Partnership, as the case may be, to the Agent, the Forward Seller and the Forward Purchaser, as the case may be, as to the matters covered thereby.

SECTION 6.  Sale and Delivery; Settlement.

(a)           Sale of Issuance Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Agent’s acceptance of the terms of a Placement Notice specifying that it relates to an “Issuance” or upon receipt by the Agent of an Acceptance, as the case may be, and unless the sale of the Issuance Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Securities at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable).  Each of the Company and the Operating Partnership acknowledges and agrees that (i) there can be no assurance the Agent will be successful in selling Issuance Securities, (ii) the Agent will incur no liability or obligation to the Company, the Operating Partnership or any other person or entity if it does not sell Issuance Securities for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Securities as required under this Section 6 and (iii) the Agent shall be under no obligation to purchase Issuance Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b)           Settlement of Issuance Securities.  Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Issuance Securities will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, an “Issuance Settlement Date”).  The amount of proceeds to be delivered to the Company on an Issuance Settlement Date against receipt of the Issuance Securities sold will be equal to (i) the aggregate offering price received by the Agent at which such Issuance Securities were sold (the “Gross Proceeds”), after deduction for (A) the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 3 hereof, (B) any other amounts due and payable by the Company to the Agent hereunder pursuant to Section 8(a) hereof and (C) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Net Proceeds”) or (ii) the Gross Proceeds.  In the event that the

Agent delivers the Gross Proceeds to the Company at an Issuance Settlement Date, the amounts set forth in clauses (i)(A), (B) and (C) of the preceding sentence shall be set forth and invoiced in a periodic statement from the Agent to the Company and payment of such amounts shall be made promptly by the Company after its receipt thereof.

(c)           Delivery of Issuance Securities.  On or before each Issuance Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Securities being sold by crediting the Agent’s or its designee’s account (provided the Agent shall have given the Company written notice of such designee prior to the Issuance Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form.  On each Issuance Settlement Date, the Agent will deliver the related Net Proceeds or Gross Proceeds, as applicable, in same day funds to an account designated by the Company prior to the Issuance Settlement Date.  The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Issuance Securities on an Issuance Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) and Section 11 hereto, it will (i) hold the Agent harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d)           Sale of Forward Hedge Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions in this Agreement and the Master Forward Confirmation, upon the Forward Purchaser’s and the Forward Seller’s acceptance of the terms of a Placement Notice specifying that it relates to a “Forward” or upon receipt by the Forward Purchaser and Forward Seller of an Acceptance, as the case may be, and unless the sale of the Forward Hedge Securities described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement or the Master Forward Confirmation (including without limitation as a result of any event described in clause (i) or (ii) of the proviso contained in the definition of Forward Hedge Selling Period), the Forward Purchaser will use its commercially reasonable efforts to borrow a number of Forward Hedge Securities sufficient to have an Aggregate Sales Price as close as reasonably practicable to the Forward Hedge Amount specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and the Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Securities at market prevailing prices, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable).  Each of the Company and the Forward Purchaser acknowledges and agrees that (i) there can be no assurance that the Forward Purchaser (or its affiliate) will be successful in borrowing or that the Forward Seller will be successful in selling Forward Hedge Securities, (ii) the Forward Seller will incur no liability or obligation to the Company, the Forward Purchaser or any other person or entity if it does not sell Forward Hedge Securities borrowed by the Forward Purchaser (or its affiliate) for any reason other than a failure by the Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Securities as required under this Section 6 and (iii) the Forward Purchaser will incur no liability or obligation to the

Company, the Forward Seller or any other person or entity if it does not borrow Forward Hedge Securities for any reason other than a failure by the Forward Purchaser to use its commercially reasonable efforts to borrow such Forward Hedge Securities as required under this Section 6.  In acting hereunder, the Forward Seller will be acting as agent for the Forward Purchaser and not as principal.

(e)           Delivery of Forward Hedge Securities.  Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Forward Hedge Securities will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Forward Hedge Settlement Date”).  On or before each Forward Hedge Settlement Date, the Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Securities being sold by crediting the Forward Seller or its designee’s account (provided the Forward Seller shall have given the Forward Purchaser written notice of such designee prior to the Forward Hedge Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form.  On each Forward Hedge Settlement Date, the Forward Seller will deliver the related Aggregate Forward Hedge Price to the Forward Purchaser in same day funds to an account designated by the Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

(f)            Denominations; Registration.  The Securities shall be in such denominations and registered in such names as the Agent or the Forward Seller, as applicable, may request in writing at least one (1) full business day before the Settlement Date.  The Company or the Forward Purchaser, as the case may be, shall deliver the Securities, if any, through the facilities of The Depository Trust Company as described in the preceding paragraphs unless the Agent or the Forward Seller, as applicable, shall otherwise instruct.

(g)           Limitations on Offering Size.  Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (i) together with (A) all sales of Issuance Securities under this Agreement and each of the Alternative Distribution Agreements and (B) all Forward Hedge Securities sold under this Agreement and each of the Alternative Distribution Agreements, the Maximum Amount, (ii) the amount available for offer and sale under the currently effective Registration Statement and (iii) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Agent, the Forward Seller and the Forward Purchaser in writing.  Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to the Agent in writing.  Further, under no circumstances shall the aggregate offering price of Securities sold pursuant to this Agreement and the Alternative Distribution Agreements, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement and the Alternative Distribution Agreements, exceed the Maximum Amount.

(h)           Limitation on Agents.  The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Securities shall only be effected by or through only one of the Agent or the Forward Seller, as the case may be, or the respective Alternative Agent on any single given day, but in no event more than one, and the Company shall in no event request that the Agent or the Forward Seller, as the case may be, and one or more of the Alternative Agents sell Securities on the same day; provided, however, that (i) the foregoing limitation shall not apply to (A) exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (B) sales solely to employees or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, (ii) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement and (iii) such limitation shall not apply if, prior to any such request to sell Securities, all Securities the Company has previously requested the Agent, the Forward Seller or any Alternative Agents to sell have been sold.

(i)            Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Securities and, by notice to the Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) given by telephone (confirmed promptly by facsimile transmission or email), shall cancel any instructions for the offer or sale of any Securities, and the Agent, the Forward Seller and the Forward Purchaser, as the case may be, shall not be obligated to offer or sell any Securities, (i) during the 14 calendar days prior to the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings or revenue results (each, an “Earnings Announcement”), (ii) except as provided in Section 6(j) below, at any time from and including an Announcement Date through and including the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement or (iii) during any other period in which the Company is in possession of material non-public information; provided that, unless otherwise agreed between the Company and the Agent, the Forward Seller or the Forward Purchaser, as the case may be, for purposes of (i) and (ii) above, such period shall be deemed to end at the relevant Filing Time.

(j)            If the Company wishes to offer, sell or deliver Securities at any time during the period from and including an Announcement Date through and including the corresponding Filing Time, the Company shall (i) prepare and deliver to the Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) (with a copy to their counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agent or the Forward Seller and the Forward Purchaser, as the case may be, and obtain the consent of the Agent or the Forward Seller and the Forward Purchaser, as the case may be, to the filing thereof (such consent not to be unreasonably withheld), (ii) provide the Agent or the Forward Seller and the Forward Purchaser, as the case may be, with the officers’ certificates, opinions/letters of counsel and accountants’ letter called for by Sections 7(n), (o), (p), (q), (r), (s)and (t) hereof, respectively, (iii) afford the Agent or the Forward Seller and the Forward Purchaser, as the case may be, the opportunity to conduct a due diligence review in accordance with Section 7(l) hereof and (iv) file such Earnings

8-K with the Commission.  The provisions of clause (ii) of Section 6(i) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be.  For purposes of clarity, the parties hereto agree that (i) the delivery of any officers’ certificates, opinions/letters of counsel and accountants’ letter pursuant to this Section 6(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and accountants’ letters as provided in Section 7 hereof and (ii) other than as set forth in this Section 6(j), this Section 6(j) shall in no way affect or limit the operation of the provisions of clauses (i) and (iii) of Section 6(i), which shall have independent application.

SECTION 7.  Covenants of the Company and the Operating Partnership.  Each of the Company and the Operating Partnership jointly and severally covenants with the Agent, the Forward Seller and the Forward Purchaser as follows:

(a)           Registration Statement Amendments.  After the date of this Agreement and during any Selling Period or period in which a Prospectus relating to any Securities is required to be delivered by the Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act): (i) the Company will notify the Agent, the Forward Seller and the Forward Purchaser promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the request of the Agent or the Forward Seller and the Forward Purchaser, as the case may be, any amendments or supplements to the Registration Statement or Prospectus that, in the reasonable opinion of the Agent or the Forward Seller and the Forward Purchaser, as the case may be, may be necessary or advisable in connection with the distribution of the Securities by the Agent, the Forward Seller or the Forward Purchaser, as the case may be (provided, however, that the failure of the Agent, the Forward Seller or the Forward Purchaser to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s, the Forward Seller’s or the Forward Purchaser’s right to rely on the representations and warranties made by the Company and the Operating Partnership in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Securities or a security convertible into the Securities unless a copy thereof has been submitted to the Agent, the Forward Seller and the Forward Purchaser within a reasonable period of time before the filing and the Agent, the Forward Seller and the Forward Purchaser have not reasonably objected thereto (provided, however, that the failure of the Agent, the Forward Seller or the Forward Purchaser to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s, the Forward Seller’s or the Forward Purchaser’s right to rely on the representations and warranties made by the Company and the Operating Partnership in this Agreement) and the Company will furnish to the Agent, the Forward Seller and the Forward Purchaser at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8)).

(b)           Notice of Commission Stop Orders.  The Company will advise the Agent, the Forward Seller and the Forward Purchaser, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities.  The Company will make commercially reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof.

(c)           Delivery of Registration Statement and Prospectus.  The Company will furnish to the Agent, the Forward Seller, the Forward Purchaser and their respective counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any Selling Period or period in which a Prospectus relating to the Securities is required to be delivered under the Securities Act, in each case as soon as reasonably practicable and in such quantities and at such locations as the Agent, the Forward Seller or the Forward Purchaser may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agent, the Forward Seller and the Forward Purchaser to the extent such document is available on EDGAR.  The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Continued Compliance with Securities Laws.  If at any time during any Selling Period or period when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Securities (including, without limitation, pursuant to Rule 172 under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agent, the Forward Seller or the Forward Purchaser or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Agent or the Forward Seller and the Forward Purchaser, as applicable, to suspend the offering of Securities during such period until the Company has prepared and filed with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Agent or the Forward Seller and the Forward Purchaser, as applicable, such number of copies of such amendment or supplement as the Agent or the Forward Seller and the Forward Purchaser, as applicable, may reasonably request.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, prevailing at that subsequent time, not misleading, the Company will promptly notify the Agent or the Forward Seller and the Forward Purchaser, as applicable, to suspend the offering of Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)           Blue Sky and Other Qualifications.  The Company will use its commercially reasonable efforts, in cooperation with the Agent and the Forward Seller, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agent and the Forward Seller may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities.

(f)            Rule 158.  The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agent and the Forward Seller the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g)           Use of Proceeds.  The Company and the Operating Partnership will use the Net Proceeds received by them from the sale of the Securities and the net proceeds received under each Forward Contract in the manner specified in the Prospectus under “Use of Proceeds.”

(h)           Listing.  During any Selling Period or any period in which the Prospectus relating to the Securities is required to be delivered by the Agent or the Forward Seller under the Securities Act with respect to a pending sale of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Securities and the shares of Common Stock to be issued in connection with any Forward Contract to be listed on the NYSE.

(i)            Filings with the NYSE.  The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j)            Reporting Requirements.  The Company, during any Selling Period or period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k)           Notice of Other Sales.  During any Selling Period, the Company shall provide the Agent, the Forward Seller and the Forward Purchaser notice as promptly as reasonably possible (and, in any event, at least two (2) business days) before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Securities offered pursuant to the provisions of this Agreement or the Alternative Distribution Agreements) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire shares of Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options to purchase shares of Common Stock or shares of Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, including shares of Common Stock issuable upon redemption of OP Units, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus or (iii) the issuance or sale of shares of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time, provided the implementation of such is disclosed to the Agent, the Forward Seller and the Forward Purchaser in advance.

(l)            Due Diligence Cooperation.  The Company will cooperate with any reasonable due diligence review conducted by the Agent or the Forward Seller and the Forward Purchaser, or its respective agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Agent or the Forward Seller and the Forward Purchaser may reasonably request.

(m)          Disclosure of Sales.  The Company will disclose in its Quarterly Reports on Form 10-Q, in its Annual Report on Form 10-K and/or, at the Company’s option, in a Current Report on Form 8-K, the number of Securities sold under this Agreement and any Alternative Distribution Agreement, the net proceeds to the Company and the compensation payable by the Company with respect to such sales.

(n)           Representation Dates; Certificates.  On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Agent as principal on a Settlement Date and, as promptly as possible and in no event later than two (2) Trading Days after each of the following:

(i) each time the Company:

(A)          files the Prospectus relating to the Securities or amends or supplements the Registration Statement or the Prospectus relating to the Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Securities;

(B)          files an Annual Report on Form 10-K under the Exchange Act;

(C)          files a Quarterly Report on Form 10-Q under the Exchange Act; or

(D)          files a Current Report on Form 8-K containing amended financial information (other than an Earnings Announcement, to “furnish” information pursuant to Item 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act; and

(ii)           at any other time reasonably requested by the Agent, the Forward Seller or the Forward Purchaser (each such date of filing of one or more of the documents referred to in clauses (i)(A) through (D) and any time of request pursuant to this Section 7(n) shall be a “Representation Date”), the Company shall furnish the Agent, the Forward Seller and the Forward Purchaser with a certificate, in the form attached hereto as Exhibit F. The requirement to provide a certificate under this Section 7(n) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date.  Notwithstanding the foregoing, if the Company subsequently decides to sell Securities following a Representation Date when the Company relied on such waiver and did not provide the Agent, the Forward Seller and the Forward Purchaser with a certificate under this Section 7(n), then before the Company delivers the Placement Notice or the Agent or the Forward Seller sells any Securities, the Company shall provide the Agent, the Forward Seller and the Forward Purchaser with a certificate, in the form attached hereto as Exhibit F, dated the date of the Placement Notice.

(o)           Opinion of Counsel for Company and the Operating Partnership.  On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Agent as principal on a Settlement Date, and as promptly as possible and in no event later than two (2) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company shall cause to be furnished to the Agent, the Forward Seller and the Forward Purchaser a written opinion and a 10b-5 statement of

DLA Piper LLP (US), counsel for the Company and the Operating Partnership, dated the date that the opinion and 10b-5 statement are required to be delivered, in the form attached hereto as Exhibit E-1, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, such counsel may furnish the Agent, the Forward Seller and the Forward Purchaser with a letter to the effect that the Agent, the Forward Seller and the Forward Purchaser may rely on a prior opinion and on a prior 10b-5 statement delivered under this Section 7(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion and 10b-5 statement shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(p)           Opinion of Tax Counsel for Company and the Operating Partnership.  On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Agent as principal on a Settlement Date, and as promptly as possible and in no event later than two (2) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company shall cause to be furnished to the Agent, the Forward Seller and the Forward Purchaser a written opinion of Hunton Andrews Kurth LLP, tax counsel for the Company and the Operating Partnership, dated the date that the opinion is required to be delivered, in the form attached hereto as Exhibit E-2, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, such counsel may furnish the Agent, the Forward Seller and the Forward Purchaser with a letter to the effect that the Agent, the Forward Seller and the Forward Purchaser may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q)           Agent Counsel Legal Opinion.  On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Agent as principal on a Settlement Date, and as promptly as possible and in no event later than two (2) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Agent, the Forward Seller and the Forward Purchaser shall have received the favorable opinion of Sidley Austin LLP, counsel to the Agent, the Forward Seller and the Forward Purchaser, dated the date that the opinion is required to be delivered, in customary form and substance satisfactory to the Agent, the Forward Seller and the Forward Purchaser, as applicable, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(r)            Comfort Letter.  On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Agent as principal on a Settlement Date, and as promptly as possible and in no event later than two (2) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company shall cause its independent accountants to furnish the Agent, the Forward Seller and the Forward

Purchaser a letter (a “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Agent, the Forward Seller and the Forward Purchaser, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(s)            Chief Financial Officer’s Certificate.  On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Agent as principal on a Settlement Date, and as promptly as possible and in no event later than two (2) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company shall cause to be furnished to the Agent, the Forward Seller and the Forward Purchaser a certificate of the Chief Financial Officer of the Company, in form and substance satisfactory to the Agent, the Forward Seller, the Forward Purchaser and their respective counsel, dated the date that the certificate is required to be delivered.

(t)            General Counsel’s Certificate.  On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Agent as principal on a Settlement Date, and as promptly as possible and in no event later than two (2) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company shall cause to be furnished to the Agent, the Forward Seller and the Forward Purchaser a certificate of the General Counsel of the Company, in form and substance satisfactory to the Agent, the Forward Seller, the Forward Purchaser and their respective counsel, dated the date that the certificate is required to be delivered, substantially similar to the form attached hereto as Exhibit G, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented.

(u)           Market Activities.  Neither the Company nor the Operating Partnership will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Agent; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act.  In connection with entering into any Forward Contract, the Company will not acquire any long position (either directly or indirectly, including through an Affiliate or through a derivative transaction) with respect to shares of Common Stock.  For purposes of the foregoing, “Affiliate” means, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with such person or entity.  For purposes of this definition, “control” when used with respect to any person or entity means ownership of 50% or more of the voting power or value of such person or entity.

(v)           Compliance with Laws.  The Company, the Operating Partnership and the subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Registration Statement and the Prospectus, and the Company and each of the subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(w)          Securities Act and Exchange Act.  The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Securities as contemplated by the provisions hereof and the Prospectus.

(x)           No Offer to Sell.  Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the Agent in its capacity as principal or agent hereunder or the Forward Seller as agent hereunder, as applicable, the Company (including its agents and representatives, other than the Agent or the Forward Seller, in their respective capacities as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by the Agent as principal or agent hereunder or by the Forward Seller as agent hereunder.

(y)           Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the other parties to this Agreement and sales of the Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of all parties to this Agreement.

(z)           Qualification and Taxation as a REIT.  The Company will use its commercially reasonable efforts to continue to qualify for taxation as a REIT under the Code and will not take any action to revoke or otherwise terminate the Company’s REIT election, unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to be so qualified.

(aa)         Renewal of Registration Statement.  The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement (the “Renewal Date”).  If, immediately prior to the Renewal Date, this Agreement has not terminated and a prospectus is required to be delivered or made available by the Agent or the Forward Seller under the Securities Act or the Exchange Act in connection with the sale of such Securities, the Company will, prior to the Renewal Date, file, if it has not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to such Securities, and, if such registration statement is not an automatic shelf registration statement, will use its commercially reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date, and will take all other reasonable actions necessary or appropriate to permit the public offer and sale of such Securities to continue as contemplated in the expired registration statement relating to such Securities.  References herein to the “Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be, and each new or additional shelf registration statement or automatic shelf registration statement filed by the Company for the purpose of registering the Securities to be sold pursuant to this Agreement.

(bb)         Rights to Refuse Purchase.  If, to the knowledge of the Company, all filings required by Rule 424 under the Securities Act in connection with the offering of the Securities shall not have been made or the representations and warranties of the Company and the Operating Partnership in Section 5 hereof shall not be true and correct on any applicable Settlement Date, the Company will offer to any person who has agreed to purchase Securities from the Company as a result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Securities.

(cc)         Reservation of Shares.  In respect of any Forward, a number of shares of Common Stock at least equal to the Capped Number will be reserved for issuance by the Company’s board of directors.

SECTION 8.  Payment of Expenses.

(a)           Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Agent, including any stock, transfer or other taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Agent, (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees, (v) the preparation, printing and delivery to the Agent, the Forward Seller and the Forward Purchaser of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agent or the Forward Seller to investors, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the filing fees incident to the review by FINRA of the terms of the sale of the Securities, (viii) the fees and expenses incurred in connection with the listing of the Securities and the shares of Common Stock to be issued in connection with any Forward Contract on the NYSE and (ix) if Securities having an aggregate offering price of $20,000,000 or more have not been offered and sold under this Agreement and/or the Alternative Distribution Agreements by the second anniversary of this Agreement (or such earlier date at which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse the Agent, the Forward Seller, the Forward Purchaser and the Alternative Agents for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel to the Agent and a single counsel to the Forward Seller and the Forward Purchaser, who shall be the same counsel used by the Alternative Agents, in connection with the transactions contemplated by this

Agreement (the “Expenses”); provided, however, that the Expenses shall not exceed an aggregate under this Agreement and the Alternative Distribution Agreements of $100,000.  Any Expenses shall be due and payable by the Company within five (5) business days of the Determination Date.

(b)           Termination of Agreement.  If this Agreement is terminated by the Agent in accordance with the provisions of Section 9 or Section 13(a)(i) or (iii) hereof, the Company shall reimburse the Agent, the Forward Seller and the Forward Purchaser for their Expenses; unless Securities having an aggregate offering price of $20,000,000 or more have previously been offered and sold under this Agreement and/or the Alternative Distribution Agreements; provided, however, that the Expenses shall not exceed an aggregate under this Agreement and the Alternative Distribution Agreements of $100,000.

SECTION 9.  Conditions of the Obligations of the Agent, the Forward Seller and the Forward Purchaser.  The obligations of each of the Agent, the Forward Seller and the Forward Purchaser hereunder with respect to a Placement will be subject to the continuing accuracy of the representations and warranties of the Company and the Operating Partnership contained in this Agreement and in certificates of any officer of the Company, the Operating Partnership or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company and the Operating Partnership of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement; Payment of Filing Fee.  The Registration Statement shall remain effective and shall be available for (i) all sales of Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Securities contemplated to be issued by any Placement Notice (as amended by the corresponding Acceptance, if applicable).  The Company shall have paid the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

(b)           No Material Notices.  None of the following events shall have occurred and be continuing:  (i) receipt by the Company or any of the subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that results in the Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus or any Issuer Free Writing

Prospectus containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)           No Misstatement or Material Omission.  None of the Agent, the Forward Seller or the Forward Purchaser shall have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s opinion is material, or omits to state a fact that in the Agent’s, the Forward Seller’s or the Forward Purchaser’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)           Material Changes.  Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change to the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company, the Operating Partnership and its subsidiaries considered as one enterprise.

(e)           Opinion of Counsel for Company and the Operating Partnership.  The Agent, the Forward Seller and the Forward Purchaser shall have received the favorable opinions and 10b-5 statement of DLA Piper LLP (US), counsel for the Company and the Operating Partnership, required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such opinion and 10b-5 statement are required pursuant to Section 7(o).

(f)            Opinion of Tax Counsel for Company and the Operating Partnership.  The Agent, the Forward Seller and the Forward Purchaser shall have received the favorable opinions of Hunton Andrews Kurth LLP, tax counsel for the Company and the Operating Partnership, required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinion is required pursuant to Section 7(p).

(g)           Opinion of Counsel for the Agent.  The Agent, the Forward Seller and the Forward Purchaser shall have received the favorable opinion of Sidley Austin LLP required to be delivered pursuant to Section 7(q) on or before the date on which the delivery of such opinion is required pursuant to Section 7(q).

(h)           Representation Certificate.  The Agent, the Forward Seller and the Forward Purchaser shall have received the certificate required to be delivered pursuant to Section 7(n) on or before the date on which delivery of such certificate is required pursuant to Section 7(n).

(i)            Accountant’s Comfort Letter.  The Agent, the Forward Seller and the Forward Purchaser shall have received the Comfort Letter required to be delivered pursuant Section 7(r) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(r).

(j)            Chief Financial Officer’s Certificate.  The Agent, the Forward Seller and the Forward Purchaser shall have received the certificate of the Chief Financial Officer of the Company required to be delivered pursuant to Section 7(s) on or before the date on which delivery of such certificate is required pursuant to Section 7(s).

(k)           General Counsel’s Certificate.  The Agent, the Forward Seller and the Forward Purchaser shall have received the certificate of the General Counsel of the Company required to be delivered pursuant to Section 7(t) on or before the date on which delivery of such certificate is required pursuant to Section 7(t).

(l)            Approval of Listing.  The Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(m)          No Suspension.  Trading in the Securities shall not have been suspended on the NYSE.

(n)           Additional Documents.  On each date on which the Company is required to deliver a certificate pursuant to Section 7(n), counsel for the Agent, the Forward Seller and the Forward Purchaser, as applicable, shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(o)           Securities Act Filings Made.  All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(p)           Effectiveness of Master Forward Confirmation.  In respect of any Placement Notice delivered in respect of any Forward, the Master Forward Confirmation shall be in full force and effect.

(q)           Termination of Agreement.  If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Agent, the Forward Seller or the Forward Purchaser, as applicable, by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Section 5, the last sentence of Section 6(b) and Sections 10, 11, 12, 14, 15, 17, 20, 21, 22 and 23 hereof, as well as the obligation to enter into any Forward Contract pursuant to Section 3(c) hereof as a result of sales of Forward Hedge Securities occurring prior to such termination, shall survive such termination and remain in full force and effect.  For the avoidance of doubt, any such termination shall not affect or impair any party’s obligations with respect to any Securities sold hereunder prior to the occurrence thereof or any Securities sold under any Alternative Distribution Agreement (including, in the case of any Forward Hedge Securities, the obligation to enter into the resulting Forward Contract).

SECTION 10.  Indemnification.

(a)           Indemnification by the Company.  The Company and the Operating Partnership agree, jointly and severally, to indemnify and hold harmless each of the Agent, the Forward Seller and the Forward Purchaser, each of their respective affiliates (as such term is defined in Rule 501(b) under the Securities Act (each an “Affiliate”)), each of their respective selling agents and each person, if any, who controls the Agent, the Forward Seller or the Forward

Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company; and

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agent, the Forward Seller or the Forward Purchaser, as applicable) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Counterparty Information furnished to the Company by the Agent, the Forward Seller or the Forward Purchaser, as the case may be, expressly for use in the Registration Statement (or any amendment thereto), or in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)           Indemnification by the Agent, the Forward Seller or the Forward Purchaser.  Each of the Agent, the Forward Seller or the Forward Purchaser agrees to indemnify and hold harmless the Company and the Operating Partnership, the Company’s directors, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Counterparty Information furnished to the Company by the Agent, the Forward Seller or the Forward Purchaser expressly for use therein.

(c)           Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced (through a forfeiture of substantive rights and defenses) as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 10(a) above, counsel to the indemnified parties shall be selected by the Agent or the Forward Seller, as applicable, and, in the case of parties indemnified pursuant to Section 10(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless (i) such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (ii) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

(d)           Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 11.  Contribution.  If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Agent, the Forward Seller and the Forward Purchaser on the other hand, from the offering of the Securities pursuant to this Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Agent, the Forward Seller and the Forward Purchaser on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Agent, the Forward Seller and the Forward Purchaser, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as (a) in the case of the Company and the Operating Partnership, (i) the total net proceeds from the offering of the Issuance Securities for each Issuance under this Agreement (before deducting expenses) received by the Company and the Operating Partnership bear to the Aggregate Sales Price of the Issuance Securities or (ii) the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Price for such Forward (the “Net Forward Proceeds”), bear to the sum of the Net Forward Proceeds and the Actual Forward Commission (as defined below) (such sum, the “Gross Forward Amount”), (b) in the case of Agent, the total commissions received by the Agent bear to the aggregate public offering price of the Issuance Securities, (c) in the case of the Forward Seller, the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Selling Commission for such Forward (the “Actual Forward Commission”), bear to the Gross Forward Amount and (d) in the case of the Forward Purchaser, the net Spread (as such term is defined in the Master Forward Confirmation and net of any related stock borrow costs or other costs or expenses actually incurred) for all Forward Contracts executed in connection with this Agreement, bear to the Gross Forward Amount.

The relative fault of the Company and the Operating Partnership, on the one hand, and the Agent, the Forward Seller and the Forward Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or the alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by each such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Each of the Company, the Operating Partnership, the Agent, the Forward Seller and the Forward Purchaser agrees that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 11, none of the Agent, the Forward Seller and the Forward Purchaser shall in any event be required to contribute any amount in excess of the amount by which, in the case of the Agent, the total price at which the Issuance Securities sold by such Agent, or in the case of the Forward Seller and the Forward Purchaser, as applicable, the total price of the Forward Hedge Securities sold by the Forward Seller, in each case pursuant to this Agreement, exceeds the amount of any damages which the Agent, the Forward Seller or the Forward Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 11, each person, if any who controls the Agent, the Forward Seller or the Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Agent’s, the Forward Seller’s and the Forward Purchaser’s Affiliates and selling agents shall have the same rights to contribution as the Agent, the Forward Seller or the Forward Purchaser, as the case may be, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or the Operating Partnership, subject in each case to the preceding two (2) paragraphs.

For purposes of this Section 11, the Company and the Operating Partnership shall be deemed one party, jointly and severally liable for any obligations hereunder.

SECTION 12.  Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Operating Partnership or any subsidiary of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent, the Forward Seller or the Forward Purchaser or any of their Affiliates or selling agents, any person controlling the Agent, the Forward Seller or the Forward Purchaser or their respective officers or directors, or by or on behalf of the Company or the Operating Partnership or any person controlling the Company or the Operating Partnership, and shall survive delivery of the Securities to the Agent and shall survive delivery and acceptance of the Securities and payment therefor and the settlement of any Forward Contract or any termination of this Agreement or the Master Forward Confirmation and any “Supplemental Confirmation” executed in connection with the Master Forward Confirmation.

SECTION 13.  Termination of Agreement.

(a)           Termination; General.  Each of the Agent, the Forward Seller or the Forward Purchaser, as applicable may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company, the Operating Partnership and the subsidiaries of the Company, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in the Securities has been suspended or materially limited by the Commission or the NYSE, (iv) if trading generally on the NYSE, the NYSE American or the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b)           Termination by the Company.  Subject to Section 13(f) hereof, the Company shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c)           Termination by the Agent, the Forward Seller or the Forward Purchaser.  Subject to Section 13(f) hereof, each of the Agent, the Forward Seller or the Forward Purchaser, as applicable, shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d)           Automatic Termination.  Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of Securities through the Agent or the Alternative Agents on the terms and subject to the conditions set forth herein or the Alternative Distribution Agreements, as applicable, with an Aggregate Sales Price equal to the Maximum Amount.

(e)           Continued Force and Effect.  This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties.

(f)            Effectiveness of Termination.  Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent, the Forward Seller, the Forward Purchaser or the Company, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of Securities, such Securities shall settle in accordance with the provisions of this Agreement.  Notwithstanding anything to the contrary contained herein, the obligation to enter into any Forward Contract pursuant to Section 3(c) hereof as a result of sales of Forward Hedge Securities occurring prior to such termination, shall survive such termination and remain in full force and effect.  For the avoidance of doubt, any such termination shall not affect or impair any party’s obligations with respect to any Securities sold hereunder prior to the occurrence thereof or any Securities sold under any Alternative Distribution Agreement (including, in the case of any Forward Hedge Securities, the obligation to enter into the resulting Forward Contract).

(g)           Liabilities.  If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, the last sentence of Section 6(b) and Sections 10, 11, 12, 14, 15, 17, 20, 21, 22 and 23 hereof shall survive such termination and remain in full force and effect.

SECTION 14.  Notices.  Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Agent shall be directed to [•], Attention:  [•], fax no. [•]; [notices to the Forward Seller shall be sent to: [•], Attention:  [•], with a copy to [•], Attention:  [•], fax no. [•]; notices to the Forward Purchaser shall be sent to:  [•];] and notices to the Company and the Operating Partnership shall be directed to it at One Federal Street, 23rd Floor, Boston, Massachusetts 02110, Attention: Chief Financial Officer, fax no. (617) 574-0052.

SECTION 15.  Parties.  This Agreement shall inure to the benefit of and be binding upon the Agent, the Forward Seller, the Forward Purchaser, the Company, the Operating Partnership and their respective successors. [The parties hereby agree that the Agent may, without notice to the Company or the Operating Partnership, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of the Agent’s investment banking or related business may be transferred following the date of this Agreement.](2) Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Forward Seller, the Forward Purchaser, the Company, the Operating Partnership and their respective successors and the controlling persons and officers, directors, employees, Affiliates or selling agents referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agent, the Forward Seller, the Forward Purchaser, the Company, the Operating Partnership and their respective successors, and said controlling persons and officers, directors, employees, Affiliates or selling agents and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from the Agent or the Forward Seller shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.  Adjustments for Share Splits.  The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Securities.

SECTION 17.  Governing Law and Time.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.  SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18.  Effect of Headings.  The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 19.  Permitted Free Writing Prospectuses.  Each of the Company and the Operating Partnership represent, warrant and agree that, unless it obtains the prior consent of the Agent or the Forward Seller, as applicable, and the Agent or the Forward Seller, as applicable, represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has

(2)  NTD: To be included in BAML’s agreement only.

not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission.  Any such free writing prospectus consented to by the Agent or the Forward Seller, as applicable, or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit H hereto are Permitted Free Writing Prospectuses.

SECTION 20.  Absence of Fiduciary Relationship.  Each of the Company and the Operating Partnership, severally and not jointly, acknowledges and agrees that:

(a)           each of the Agent, the Forward Seller and the Forward Purchaser is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship among the Company, the Operating Partnership or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agent, the Forward Seller and the Forward Purchaser, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Agent, the Forward Seller or the Forward Purchaser have advised or is advising the Company and/or the Operating Partnership on other matters, and none of the Agent, the Forward Seller or the Forward Purchaser has any obligation to the Company or the Operating Partnership with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)           the public offering price of the Securities set forth in this Agreement was not established by the Agent, the Forward Seller or the Forward Purchaser;

(c)           it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)           none of the Agent, the Forward Seller or the Forward Purchaser has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e)           it is aware that the Agent, the Forward Seller, the Forward Purchaser and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Operating Partnership and the Agent, the Forward Seller and the Forward Purchaser have no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship or otherwise;

(f)            the Agent, the Forward Seller, the Forward Purchaser and their respective affiliates may engage in trading in the Common Stock for their own account or for the account of any of their clients at the same time as sales of the Securities occur pursuant to this Agreement; and

(g)           it waives, to the fullest extent permitted by law, any claims it may have against the Agent, the Forward Seller or the Forward Purchaser for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Agent, the Forward Seller and the Forward Purchaser shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, the Operating Partnership, employees or creditors of the Company or the Operating Partnership.

SECTION 21.    Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that the Agent, the Forward Seller or the Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent, Forward Seller or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that the Agent, the Forward Seller or the Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Agent, Forward Seller or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent, Forward Seller or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 21, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 22.  Trial by Jury.  Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Operating Partnership, the Agent, the Forward Seller and the Forward Purchaser hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 23.  Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 24.  Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 25.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 26.  Amendments and Waivers.  Any provision or requirement of this Agreement may be waived or amended in any respect by a writing signed by the parties hereto.  No waiver or amendment shall be enforceable against any party hereto unless in writing and signed by the party against which such waiver is claimed.  A waiver of any provision or requirement of this Agreement shall not constitute a waiver of any other term and shall not affect the other provisions of this Agreement.  A waiver of a provision or requirement of this Agreement will apply only to the specific circumstances cited therein and will not prevent a party from subsequently requiring compliance with the waived provision or requirement in other circumstances.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Agent, the Forward Seller, the Forward Purchaser, the Operating Partnership and the Company in accordance with its terms.

Very truly yours,

STAG Industrial, Inc.

By:
Name:
Title:

STAG Industrial Operating Partnership, L.P.

By:	STAG Industrial GP, LLC,
as the sole general partner

By:	STAG Industrial, Inc.,
as the sole member

By:
Name:
Title:

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

[•], as Agent

By:
Name:
Title:

[[•], as Forward Seller]

By:
Name:
Title:

[[•], as Forward Purchaser]

By:
Name:
Title:

[Signature Page to Equity Distribution Agreement]

EXHIBIT A

FORM OF PLACEMENT NOTICE

, 20

[Bank Name]
[Address]

Attention:                                         [•]
(facsimile number:  [•])

Email:                                                            [•]

Reference is made to the Equity Distribution Agreement among STAG Industrial, Inc. (the “Company”), STAG Industrial Operating Partnership, L.P. (the “Operating Partnership”), [[•] (the “Forward Purchaser”)] and [•] (in its capacity as agent for the Company in connection with the offering and sale of any Issuance Securities thereunder, “Agent[,]” [and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Securities thereunder, the “Forward Seller”]), dated as of February 14, 2019 (the “Equity Distribution Agreement”).  Capitalized terms used in this Placement Notice without definition shall have the respective definitions ascribed to them in the Equity Distribution Agreement.  This Placement Notice relates to [an “Issuance”](3) [a “Forward”](4).  The Company confirms that all conditions to the delivery of this Placement Notice are satisfied as of the date hereof.

[The Company confirms that it has not declared and will not declare any dividend, or caused or cause there to be any distribution, on the Common Stock if the ex-dividend date or ex-date, as applicable, for such dividend or distribution will occur during the period from, and including, the first Trading Day of the Forward Hedge Selling Period to, and including, the last Trading Day of the Forward Hedge Selling Period.](5)

The Company represents and warrants that each representation, warranty, covenant and other agreement of the Company contained in the Equity Distribution Agreement [and the Master Forward Confirmation](6) is true and correct on the date hereof, and that the Prospectus, including the documents incorporated by reference therein, and any applicable Issuer Free Writing Prospectus, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Number of Days in [Issuance](7) [Forward Hedge](8) Selling Period:

(3)  Insert for a Placement Notice that relates to an “Issuance.”

(4)  Insert for a Placement Notice that relates to a “Forward.”

(5)  Insert for a Placement Notice that relates to a “Forward.”

(6)  Insert for Placement Notice that relates to a “Forward.”

(7)  Insert for a Placement Notice that relates to an “Issuance.”

A-1

First Date of [Issuance](9) [Forward Hedge](10) Selling Period:

Maximum Number of Securities to be Sold:

[Issuance](11) [Forward Hedge](12) Amount:  $

[Forward Hedge Selling Commission Rate:            %

Forward Price Reduction Dates	Forward Price Reduction Amounts
$
$

Spread:

Initial Stock Loan Rate:  basis points

Maximum Stock Loan Rate:             basis points

Regular Dividend Amounts:

For any calendar month ending on or prior to [December 31, 20[ ]]:	$	[ ]

For any calendar month ending after [December 31, 20[ ]]:	$	[ ]	](13)

[Term:            [Days][Months]](14):

Floor Price (Adjustable by Company during the [Issuance](15) [Forward Hedge](16) Selling Period, and in no event less than $[1.00] per share):  $           per share

[There shall be no limitation on the number of Securities that may be sold on any one (1) day, subject to the maximum number of Securities to be sold above.][No more than [ ] Securities may be sold on any one (1) day.][other sales parameters]

(8)  Insert for a Placement Notice that relates to a “Forward.”

(9)  Insert for a Placement Notice that relates to an “Issuance.”

(10)  Insert for a Placement Notice that relates to a “Forward.”

(11)  Insert for a Placement Notice that relates to an “Issuance.”

(12)  Insert for a Placement Notice that relates to a “Forward.”

(13)  Insert for a Placement Notice that relates to a “Forward.”  Regular Dividend Amounts shall not exceed the Forward Price Reduction Amount for the Forward Price Reduction Date occurring in the relevant month (or, if none, shall not exceed zero).

(14)  Insert for a Placement Notice that relates to a “Forward.”

(15)  Insert for a Placement Notice that relates to an “Issuance.”

(16)  Insert for a Placement Notice that relates to a “Forward.”

A-2